EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the United States Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the common stock of Barnes & Noble Education, Inc., a corporation incorporated under the laws of Delaware, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of February 14, 2023.

Lids Holdings, Inc.

By:	/s/ Thomas H. Ripley
Name: Thomas H. Ripley
Title: President

Fanatics Lids College, Inc.

By:	/s/ Thomas H. Ripley
Name: Thomas H. Ripley
Title: President

FanzzLids Holdings, LLC

By:	/s/ Thomas H. Ripley
Name: Thomas H. Ripley
Title: Authorized Person

Lids Investment Holdings, LLC

By:	/s/ Lawrence S. Berger
Name: Lawrence S. Berger
Title: Manager

Thomas H. Ripley

/s/ Thomas H. Ripley

Lawrence S. Berger

/s/ Lawrence S. Berger

Fanatics Leader Topco, Inc.

By:	/s/ Glenn H. Schiffman
Name: Glenn H. Schiffman
Title: Chief Financial Officer

Fanatics Leader Holdings, LLC

By:	/s/ Glenn H. Schiffman
Name: Glenn H. Schiffman
Title: Chief Financial Officer

Kynetic F, LLC

By:	/s/ Michael G. Rubin
Name: Michael G. Rubin
Title: Managing Member

Michael G. Rubin

/s/ Michael G. Rubin